UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2011
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DIGITAL ALLY, INC.
(Exact Name of Registrant as Specified in Charter)

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Nevada	001-33899	20-0064269
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7311 W. 130th Street, Suite 170, Overland Park, KS 66213
(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On January 6, 2011, in connection with its management restructuring, redirection of its manufacturing and production and cost cutting program, Digital Ally, Inc. (the "Company") eliminated the position of Vice President of Operations.  As a result, Edward Smith is no longer an employee of the Company.  His duties will be assumed by Steven Phillips, Vice President of Engineering, and certain of the other executive officers.

(d)           On January 10, 2011, the Board of Directors elected Kenneth L. McCoy as a director.  Mr. McCoy, age 65, will receive no compensation for his services on the Board of Directors and will continue his duties as Vice President - Marketing.  He has held such position since September 2005.  During 2004 and until September 2005, Mr. McCoy was a consultant to the Company.  He has marketed and sold various products to the law enforcement community through several companies since 1976.

(e)           On January 10, 2011, the Compensation Committee of the Board of Directors set the annual base salaries of the executive officers for 2011.  As a result, the annual base salary of Stanton E. Ross, President and Chief Executive Officer, will be $297,500.  Further, it set the annual base salaries of the following executive officers at $175,000 each for 2011: Kenneth L. McCoy, Vice President of Marketing; Thomas J. Heckman, Chief Financial Officer, Treasurer and Secretary;  and Steven Phillips, Vice President of Engineering.  Michael Caulfield, Vice President of Corporate Development, will receive a base salary of $87,500 for 2011.

The Committee determined that the executive officers would be eligible for the following bonuses in 2011 based on their performance during the year: Stanton E. Ross - $70,000; and Kenneth L. McCoy, Thomas J. Heckman and Steven Phillips - $35,000 each.  Michael Caulfield will be eligible for a bonus of $87,500 in 2011.  The Committee will review each executive officer's performance on a quarterly basis and determine what, if any, portion of the bonus he has earned and will be paid as of such point.

The Committee also granted stock options to the executive officers exercisable for the following number of shares: Stanton E. Ross - 150,000 shares and each of the other executive officers - 100,000 shares.  The foregoing options will vest over a four-year period beginning in January 2012 provided that the executive officer remains employed with the Company at such point.

Item 7.01	Regulation FD Disclosure.

The Company held an investor conference call on January 11, 2011.  During the call Stanton E. Ross, President and CEO, and Thomas J. Heckman, Chief Financial Officer, discussed the Company's restructuring program, including management reorganization, cost reductions and outsourcing of its production and manufacturing. The Company issued a press release detailing the information presented in the call, which press release is attached as an exhibit to this Current Report.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Text of press release entitled “Digital Ally Provides Review of Investor Conference Call,” dated January 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 11, 2011

Digital Ally, Inc.

By: /s/ Stanton E. ROSS

Name: Stanton E. Ross
Title: President and Chief Executive Officer